SCHEDULE 1
                                   ----------

                             WELLS FARGO FUNDS TRUST
                            WELLS FARGO MASTER TRUST
                           WELLS FARGO VARIABLE TRUST
                       SECURITIES LENDING AGENCY AGREEMENT
                               Participating Funds

Wells Fargo Funds Trust
1.       Asia Pacific Fund
2.       Asset Allocation Fund
3.       Balanced Fund
4.       Capital Growth Fund
5.       C&B Mid Cap Value Fund
6.       Common Stock Fund
7.       Corporate Bond Fund
8.       Discovery Fund
9.       Dividend Income Fund
10.      Emerging Markets Focus Fund
11.      Endeavor Large Cap Fund
12.      Endeavor Select Fund
13.      Enterprise Fund
14.      Equity Index Fund
15.      Government Securities Fund
16.      Growth Fund
17.      Growth and Income Fund
18.      High Income Fund
19.      High Yield Bond Fund
20.      Income Plus Fund
21.      Intermediate Government Income Fund
22.      International Core Fund
23.      International Equity Fund
24.      Large Cap Growth Fund
25.      Large Company Core Fund
26.      Mid Cap Disciplined Fund
27.      Mid Cap Growth Fund
28.      Opportunity Fund
29.      Overseas Fund
30.      Short Duration Government Bond Fund
31.      Short-Term Bond Fund
32.      Short-Term High Yield Bond Fund
33.      Small Cap Disciplined Fund
34.      Small Cap Growth Fund
35.      Small Cap Opportunities Fund
36.      Small Cap Value Fund
37.      Small/Mid Cap Value Fund
38.      Specialized Financial Services Fund
39.      Specialized Health Sciences Fund
40.      Specialized Technology Fund
41.      Strategic Income Fund
42.      Ultra-Short Duration Bond Fund
43.      Ultra Short-Term Income Fund
44.      U.S. Value Fund
45.      Value Fund

Wells Fargo Master Trust
1.       C&B Large Cap Value Portfolio
2.       Disciplined Growth Portfolio
3.       Disciplined Fixed Income Portfolio
4.       Diversified Stock Portfolio
5.       Diversified Fixed Income Portfolio
6.       Emerging Growth Portfolio
7.       Equity Income Portfolio
8.       Equity Value Portfolio
9.       Index Portfolio
10.      Inflation-Protected Bond Portfolio
11.      International Core Portfolio
12.      International Growth Portfolio
13.      International Index Portfolio
14.      International Value Portfolio
15.      Large Cap Appreciation Portfolio
16.      Large Company Growth Portfolio
17.      Managed Fixed Income Portfolio
18.      Small Cap Index Portfolio
19.      Small Company Growth Portfolio
20.      Small Company Value Portfolio
21.      Stable Income Portfolio
22.      Strategic Small Cap Value Portfolio
23.      Total Return Bond Portfolio

Wells Fargo Variable Trust
1.       VT Asset Allocation Fund
2.       VT C&B Large Cap Value Fund
3.       VT Discovery Fund
4.       VT Equity Income Fund
5.       VT International Core Fund
6.       VT Large Company Core Fund
7.       VT Large Company Growth Fund
8.       VT Opportunity Fund
9.       VT Small Cap Growth Fund
10.      VT Small/Mid Cap Value Fund
11.      VT Total Return Bond Fund


Schedule 1 most recent annual approval:  August 9, 2006
Schedule 1 amended and approved:  February 7, 2007